EXHIBIT 10.107.4

UPS Capital Corporation
Global Trade Finance
35 Glenlake Parkway, NE
Atlanta, GA 30328
404.828.8385 Tel
404.828.4408 Fax
www.upscapital.com

     September l, 2003                                  By Fax and By UPS Mail
                                                        ----------------------


     To:     Tarrant Company Limited,
             13th Floor, Lladro Centre,
             72-80 Hoi Yuen Road,
             Kwun Tong, Kowloon,
             Hong Kong.
             Attn.: Messrs. Alan Tang and Henry Chu

     And:    Marble Limited,
             13th Floor, Lladro Centre,
             72-80 Hoi Yuen Road,
             Kwun Tong, Kowloon,
             Hong Kong.
             Attn.: Messrs. Alan Tang and Henry Chu

     And:    Trade Link Holdings Limited,
             13th Floor, Lladro Centre,
             72-80 Hoi Yuen Road,
             Kwun Tong, Kowloon,
             Hong Kong.
             Attn.: Messrs. Alan Tang and Henry Chu

Dear Sirs,

SYNDICATED LETTER OF CREDIT FACILITY:
EXTENSION OF FACILITY AND WAIVER OF FINANCIAL COVENANTS

We refer to the Syndicated letter of Credit Facility, dated 13th June, 2002 (the "FACILITY AGREEMENT") entered into by and between each of you, as Borrowers, and us, as Agent and Bank. Unless otherwise specified in this letter, defined terms in this letter shall have the same meaning as defined terms in the Facility Agreement.

Pursuant to Clause 23.1 of the Facility Agreement, upon your respective requests, and having received the prior written authorisation of the Bank thereto, the Agent, for and on behalf of the Bank, hereby:


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1.       extends the Termination Date from 1st September,  2003 to 1st December,
         2003; and

2. waives your joint and several defaults under Clause 10.4 of the Facility Agreement for the period from 1st June, 2003 to 31st August, 2003 (both dates inclusive),

subject to the condition that you pay to us by telegraphic transfer to LaSalle Bank N.A., Attn.: UPS Capital Global Trade Finance Corporation, ABA#071000505, Account# 5800267642, SWIFT: LASLUS44 and within a period of 5 days from the date of this letter the agreed fee for such waiver of US$25,000 (Twenty Five Thousand United States Dollars).

The waiver granted by this letter is limited to the terms of this letter and shall not constitute a waiver of your obligations under any other provisions of the Facility Agreement. All other representations, warranties, undertakings and covenants under the Facility Agreement (and any other agreements between us and any one or more of you) remain unchanged.

This letter shall be governed by and construed in accordance with the laws of Hong Kong, and you hereby agree to submit to the non-exclusive jurisdiction of the Courts of Hong Kong for all purposes relating to this letter.

Please sign and return the enclosed duplicate of this letter to us by way of acceptance within 7 days after today's date, failing which this waiver will be deemed to be withdrawn,

Yours faithfully,

/s/ Illegible
---------------------------
For and on behalf of
UPS CAPITAL GLOBAL TRADE FINANCE CORPORATION
Authorised Signatory


We accept the terms and conditions of the waiver set out in this letter.

Dated:                     Dated:                    Dated:

/s/ Henry Chu              /s/ Henry Chu             /s/ Henry Chu
----------------------     ----------------------    ---------------------------
Henry Chu                  Henry Chu                 Henry Chu
For and on behalf of       For and on behalf of      For and on behalf of
TARRANT COMPANY LIMITED    MARBLE LIMITED            TRADE LINK HOLDINGS LIMITED
Authorised Signatory       Authorised Signatory      Authorised Signatory